EXHIBIT 10.1

Joint Loan and Joint Security Agreement
[unofficial translation]
Contract Number: EC20110693 (LH)

The Contract is concluded by and between following parties with premise of voluntariness via negotiation. Various parties promise to abide by and strictly perform.
Party A (Borrower A): Shenzhen AIV Technology Co., Ltd.
Address: Room 1305-A, 13F East High-Tech Plaza Phase II, Tian’An Cyber Park, Futian District, Shenzhen (office only)
Legal representative (responsible person): Guo Jinlin       Postal code:
Fax: Tel:
Party B (Borrower B): Shenzhen Hua Foli Gilding Craft Co., Ltd.,
Address: Room 2306, Huafeng Building, Xinzhou Square, Shennan Boulevard, Futian District, Shenzhen
Legal representative (responsible person): Guo Huachao     Postal code:
Fax: Tel:
Party C (Borrower C): Shenzhen SPA Moment Investment Development Co., Ltd.
Address: Podium B303-C, B Building, Lianhe Square at intersection of Binhe Road and Caitian Road, Futian District, Shenzhen
Legal representative (responsible person): Liu Xiangying     Postal code:
Fax: Tel:
Party D (Borrower D): Shenzhen Donxon Mobile Communication Technology Co., Ltd.
Address: 6th Floor, C5 Building, Fuyuan Industry Park, No.111, Zhoushi Road, Xixiang Street, Bao’an District, Shenzhen
Legal representative (responsible person): Lin Zihong        Postal code:
Fax: Tel:
Lender (full name): China Construction Bank Shenzhen Branch
Responsible person: Liu Jun              Postal code:
Domicile: Building A, Rongchao Business Center, No.6003, Yitian Road, Futian District, Shenzhen

Article 1  Financing Limit and Total Amount of Joint Loan and Joint Security

Financing limit of joint loan and joint security mentioned in the Contract refers to the limit of financing principal balance offered by Lender under certain conditions to Party A, Party B, Party C and Party D, respectively, within effective period of the limit set forth in the Contract. Both Borrowers shall bear joint liability to Lender under the Contract, meaning that either Borrower’s guarantee scope is the total amount of four Borrowers. Financing limit of joint loan and joint security refers to, within effective period set forth in the Contract, the maximum amount of joint loan and joint security can be released to Borrowers, namely Party A, Party B, Party C and Party D.

At any point within effective period of limit, as long as financing principal amount occupied or unpaid by Borrower under the Contract does not exceed financing limit granted by Lender, Borrower can, pursuant to the Contract provisions, apply for financing in succession without time or amount limit (unless otherwise specified). However, the total financing amount applied by Borrower and the outstanding balance shall not exceed financing limit. At any time point within effective period, total outstanding balance under the Contract shall not exceed financing limit of joint loan and joint security.

Article 2  Definition

(I) The “Contract” refers to the Contract and all relevant appendixes. “Appendixes” to the Contract refer to relevant documents and vouchers issued or signed pursuant to the Contract when either Borrower uses financing limit under the Contract, including but not limited to application, notice, ancillary contract, L/G, vouchers and other legal documents for creditors’ right and debt relation.

(II) “Joint loan and joint security” means that Party A, Party B, Party C and Party D, jointly apply for loan from Lender and Lender will grant financing amount separately to Borrowers; each Borrower uses within range of financing limit granted by Lender. Each Borrower will assume associated guarantee responsibility for all three loans of other Borrowers under the Contract. During guarantee period, Lender separately calculates each financing business of Borrowers, starting from issuance day of each financing business to two years after expiration of performance period of the financing business. If extension agreement on performance period of single financing is settled by and between Lender and Borrowers, guarantee period ends after two years after expiration day of debt performance period renewed in extension agreement; if events ruled in laws and regulations occur, or the Contract and Lender declares debts due in advance, guarantee period ends after two years from that date.

Article 3  Type, Use and Amount of Financing Limit

Lender agrees to provide joint loan and joint security financing to various Borrowers in the Contract. Financing limits granted to Borrowers are: RMB nine million for Party A; RMB six million for Party B; RMB six million for Party C; RMB nine million for Party D. With written consent from other joint entity members of China Construction Bank, limit of single member can exceed approved loan limit but cannot exceed more than double amount, and shall be subject to the risk control of China Construction Bank. The total loan limits of all entities of entity shall be within approved total loan limit. Financing shall be only used for purchasing raw materials and daily operation need for cash.

Article 4  Effective Period of Financing Limit

I. Effective period of joint loan and joint financing limit under the Contract (hereinafter referred to as effective period of the limit) is the   (II)  way:

(I) One month since the Contract becomes effective;

(II) From October 17, 2011 to October 16, 2012.

II. Within limit effective period, if Borrowers use financing limit under the Contract, expiration day of debt performance shall be not influenced by expiration of limit effective period (unless otherwise specified).

III. When limit effective period expires, limit terminates automatically and unused limit automatically becomes void.

Article 5  Use of Limit

I. Condition precedent for using limit: unless Lender partially or completely gives up the limit, Borrowers can use financing limit under the Contract only when the following conditions are satisfied:

(I) All Borrowers have completed approvals, registrations, deliveries and other legal procedures related to financing limit under the Contract pursuant to provisions of relevant laws and regulations;

(II) Security contract or other means of security in conformity with Lender’s requirements has become effective;

(III) None of the Borrowers do have breached the Contract;

(IV) In the case that it says in the Contract that Borrower shall pay limit management fee to Lender, Borrower has paid limit management fee to Lender;

(V) Borrower shall sign relevant documents according to Lender’s requirements and provide with relevant certification documents and materials;

(VI) Other condition precedents on limit under the Contract ruled by both parties:
______________________________/_____________________________________________________________________/_____________________________________

II. Once financing limit under the Contract is used by Borrowers, it shall constitute Borrower’s debt to Lender as well as other Borrowers’ security and guarantee range to Lender. Creditor’s right of Lender to either Borrower refers to all due and undue payments under the Contract, including but not limited to principal, relevant interests (including penalty interest and compound interest), punitive damages and all expenses for Lender to realize creditor’s right (including but not limited to litigation fee, arbitration fee, property security fee, performing fee, assessment fee, auctioning fee, lawyer’s fee and travelling fee, etc.). Guarantee and security creditor’s right of Lender to Borrowers refers to the total creditor’s rights against any other Borrowers than the default Borrower.

III. When one Borrower uses financing limit to apply for loan from Lender, he shall submit loan-from-limit application to Lender in advance. Amount, starting and end days, expiration day, interest rate and use for Borrowers to use limit shall be recorded on loan transfer voucher, notice or appendixes of any ancillary contract.

IV. When Borrower wants to convert RMB to other currency, Lender reserves the right to decide the currency and amount used by Borrower. If Borrower uses other currency for financing, Lender converts into limit amount in ruled currency that can be used by Borrower under cost contract. Whereas Lender agrees to issue financing in other currency, both parties shall settle interest rate, penalty interest rate and others.

V. When credit standing level of either Borrower is downgraded, Lender reserves the right to regulate or cancel limit unused by all the Borrowers.

Article 6  Interest Rate, Penalty Interest Rate and Calculation of Settlement Interest

I. Loan in RMB

(I) Loan interest rate

Monthly interest rate of single loan under the Contract shall be fixed interest rate or floating interest rate. Please refer to the provision of withdrawal notice of the loan:

1. If fixed interest rate is adopted, (float upwards/downwards) __ % upon benchmark rate. The interest rate shall be kept constant within loan period;

2. If floating interest rate is adopted, _20_ % (float up/ float down) upon benchmark rate. It shall be regulated once every 3 months since value date of the loan. Regulation date of interest rate is the corresponding day to value date in regulating month. Whereas there is not corresponding day to value date in the month, the last day shall be the regulating day of interest rate.

(II) Penalty interest rate

1. Penalty interest rate is accrued monthly;

2. If Borrower does not use single loan according to this Contract, penalty interest rate shall be fixed interest rate or floating interest rate. Please refer to the provision of withdrawal notice of the loan:

(1) If fixed interest rate is adopted, float 100% upwards upon the basis of loan interest rate ruled in the Contract;

(2) If floating interest rate is adopted, float /% upwards upon the basis of loan interest rate ruled in the Contract. It shall be regulated every __/__ months since the value date of the loan. Regulation date of penalty interest rate is the corresponding day to value date in regulating month. Whereas there is not corresponding day to value date in the month, the last day shall be the regulating day of penalty interest rate.

(III) Overdue penalty interest rate of single loan under the Contract shall be fixed interest rate or floating interest rate. Please be subject to the provision of withdrawal notice of the loan:

1. If fixed interest rate is adopted, (float upwards/downwards) _50_ % upon loan interest rate ruled in the Contract.

2. If floating interest rate is adopted, (float upwards/downwards) _/_ % upon loan interest rate ruled in the Contract. It shall be regulated once every _/_ months since value date of the loan. Regulation date of penalty interest rate is the corresponding day to value date in regulating month. Whereas there is not corresponding day to value date in the month, the last day shall be the regulating day of penalty interest rate.

The value date of single loan refers to the day when the firstly-issued loan under the loan is transferred into Party A’ s account.

When the first loan is released, benchmark interest rate refers to the same-level loan interest rate publicized by Bank of China on release date of the loan; from then on, when loan interest rate and penalty interest rate of single loan are regulated pursuant to proceeding paragraph, benchmark interest rate refers to the interest rate publicized by Bank of China; if Bank of China does not issue the same-level loan interest rate, benchmark interest rate refers to public-accepted or general same-level loan interest rate on that day, unless otherwise settled by both parties.

(IV) Loan interest starts since the day when loan is released to Party A. Various loans under the Contract shall be calculated by day. Daily interest rate = monthly interest rate/30. If Party A fails to pay interest on schedule, compound interest shall be charged beginning the next day.

(V) Interest settlement
1. If fixed interest rate is implemented to single loan, in settlement, interest shall be calculated according to ruled interest rate. As for single loan with floating interest rate, interest shall be calculated according to concurrently-affirmed interest rate of various floating period; whereas there are many times of floating interest rate within single interest settlement period, please calculate interests of various floating periods and summarize interests of various floating periods and calculate the interest within the interest settlement.

2. Interest of single loan under the Contract shall be settled monthly (monthly/quarterly) and monthly interest is payable on the 20th day of each month (month/the last month of a quarter).
II. Borrower shall pay limit management fee under the Contract to Lender, __% of loan amount.

Article 7  Repayment

I. Borrower shall, on due date agreed in each appendix under the Contract, pay off the debts. Repayment shall be made according to following principles:

(I)  For loans overdue for more than 90 days, loans interest defaulted for more than 90, loan not due or not exceed 90 days but production and operation of Borrower are stopped or project involving the loans is stopped, or loan ruled in laws, regulations or rules, repayment shall be made according to the principal first and interest second;

(II) As for loan in situations except that in (I), please repay according to principle of first principal and interest second or interest is repaid along with principal.

II. Where Borrower forecasts that repayment can not be made on schedule, he shall, on a one-month notice, apply for extension to Party A in writing and Lender reserves the right to decide whether it can be extended.

III. Borrower shall, before repayment day set forth in the Contract and contractual appendixes, pay full amount into account opened by Lender. Lender reserves the right to directly deduct money from the account.

IV. Repayment in Advance

(I) Borrower shall inform Lender if Borrower intends to pay the interest before due day.

(II) In repaying principal in advance, Borrower shall, on a thirty bank working days’ notice, get approval with written application from Lender.

Borrower shall calculate interests according to the Contract provisions.

If Borrower repays principal in advance, Lender reserves the right to demand Borrower to pay penalty. Penalty= principal amount repaid in advance x number of months for repayment in advance x penalty rate, rate of penal sum is 1 ‰. Period that is not sufficient to one month shall be considered as one month.

V. If Borrower and Lender conclude an installment plan, when partial loan is repaid in advance, anti-order of installment plan shall be adopted to write off. Whereas Borrower returns partial loan in advance, unpaid principal balance of the loan after repayment in advance shall be implemented according to interest rate ruled in the Contract.

Article 8  Rights and Obligations of the Parties

I. Borrower has the right to demand Lender confidentiality obligation to financial materials and commercial materials such as production and operation provided by Borrower, however, unless otherwise specified in laws, regulations and rules;

II. Borrower shall, according to Lender’s requests, provide with financial and accounting materials and production and operation condition materials and guaranty the authenticity, completion and effectiveness of provided materials and shall not provide false materials or hide important operation financial facts;

III. Borrower shall settle with banks regarding the financing under the Contract via Lender or Lender’s branches;

IV. Borrower shall actively cooperate and consciously accept Lender’s inspection and supervision on production and operation, financial activities and use condition of limit under the Contract;

V. Borrower shall use limit according to the use purpose agreed by both parties and shall not use financing fund from Lender engaging in illegal and foul transactions;

VI. Borrower shall promptly liquidate debts according to the provisions of the Contract and appendixes;

VII. Borrower shall not give funds to avoid, transfer assets or adopt any means that may endanger its repayment ability to handle assets or adopt activity to avoid from debts to Lender;

VIII. Within effective period of the Contract, if Borrower wants to offer security to other’s debts, Borrower needs to get approval from Lender;

IX. If either Borrower of the Contract has situations such as production stop, out of business, registration cancellation, revocation of business license, cancellation, bankruptcy and business deficit resulting partial or complete inability to repay and mortgage and pledge as security of the Contract devalue or accidentally damaged or lost, other Borrowers shall have obligation to promptly offer securities approved by Lender;

X. Before debts are liquidated, if Borrower has change of items such as name, legal representative (responsible person), shareholder, equity, domicile, business scope and registered capital, Borrower shall promptly inform Lender and other Borrowers shall promptly inform Lender if they know;

XI. Before debts are liquidated, if any Borrower has situations that may influence the realization of Lender’s creditor’s right such as contracting, renting, share system reform, joint venture, merger, combination, separation, joint capital, application for reorganization, application for dissolution and application for bankruptcy, he shall, before five bank working days, get written approval from Lender. Other Borrowers shall inform Lender if they are informed. All Borrowers shall have obligation to implement liquidation and security of the debts according to Lender’s requests;

XII. Before debts are liquidated, if Borrower has situations such as production stop, out of business, registration cancellation, revocation of business license, illegal activities of legal representative or main responsible person, involvement in severe litigation activities, difficulties in production and operation and deterioration of financial situations and these situations generate severe influence to his debt liquidation ability, Borrower shall inform Lender in writing and other Borrowers shall inform Lender if they know. Meanwhile, Borrower and other Borrowers shall have obligation to implement liquidation and security of the debts according to Lender’s requirements;

XIII. Borrower shall bear expenses related to the Contract and contractual security such as lawyer’s fee, insurance, assessment fee, registration fee, custody fee, verification fee and notarization fee.

XIV. If financing limit occupied by Borrower exceeds limit ruled in the Contract due to change of exchange rate, Borrower shall return payment excess over financing limit or provide security approved by Lender. Lender reserves the right to cease financing to increased limit due to the change of exchange rate.

XV. Before debts are liquidated, Borrower shall not use assets shaped by limit provided by Lender to any third party for security or guarantee purposes.

XVI. Before debts are liquidated, when operation income of various fiscal years is insufficient to liquidate Borrower’s due debts to Lender after contractual settlement in the fiscal year, Borrower shall not distribute dividend to its shareholders.

XVII. If Borrower’s credit standing level is downgraded or has situation that Lender considers may influence Borrower’s normal production and operation, Lender has right to regulate and cancel unused financing limit.

XVIII. Borrower shall not enter into any contracts with any third party that may damage Lender’s rights and benefits under the Contract.

XIX. Under necessary situations in Lender’s opinion, Lender has the right to take part in important events or important affiliates’ transactions such as foreign investment, assets refinancing to implement effective security and matters on repayment of principal and interest.

Article 9  Liability for Breach of the Contract

I. Situations of breach

(I) Borrower’s breach
It constitutes breach of the Contract that Borrower breaches obligations set forth in the Contract or following situations occur:

1. Fail to liquidate debts on schedule;

2. Poor operation and financial situation and due debts can not be liquidated; or Borrower involves or has involved in severe litigation or arbitration procedure and other legal dispute, which in the opinion of Lender may influence or have influenced Lender’s rights or benefits under the Contract;

3. Shareholders or equity conditions change, which in the opinion of Lender may influence or have influenced Lender’s rights or benefits under the Contract;

4. Any debts have influenced or may influence the performance of the obligations to Lender under the Contract;

5. Other debts to China Construction Bank are defaulted;

6. Before debts are liquidated, Borrower implements activities to change operation or reorganization such as contracting, lease, merger, combination, joint capital, separation, joint venture, equity structure, which in the opinion of Lender may influence or have influenced Lender’s rights or benefits under the Contract;

7. Borrower intends to avoid from creditor’s right of Lender via affiliated transaction;

8. If Borrower uses sham contract with affiliated parties and transfer the financing proceeds from Lender with companies with no trading background;

9. Any Borrower’s breach obligations set forth in the Contract shall be deemed as breach of the Contract of all Borrowers;

10. Other situations that in the opinion of Lender may influence the realization of creditor’s right, including but not limited to Borrower’s breach of the Contract and relevant provisions of National General Loan Rules.

(II) Security contract or other security ways do not become effective, or become avoided or cancelled, or other situations where guarantee person loses partial or complete security ability or refuses to perform security obligation, and Borrower fails to implement new security according to Lender’s requirements, it shall be deemed that Borrower breaches the Contract.

II. Damages

In above breach situations, Lender reserves the right to claim one or several rights as follows:

(I) Adjust, cancel or terminate either Borrower’s use of financing limit under the Contract or shorten the effective period of the limit.

(II) Declare debts due have the right to demand each Borrower to repay all principal and interest and all other expenses, and demand other Borrowers to bear affiliated security liability for all debts to Lender.

(III) After Borrower breaches the Contract, Lender has right to disclose the facts to the public and list into Lender’s high-risk enterprise list and similar list of relevant departments.

(IV) Lender has the right to deduct any payment in any currency from every Borrower’s account opened in China Construction Bank. If currency in account payment is not the debt currency of the Contract, Lender has right to convert into debt currency according to national foreign exchange rate on that day.

(V) Demand each Borrower to provide with other securities approved by Lender to all debts under the limit.

(VI) Lender has the right to perform security right.

(VII) Lender has the right to dissolve the Contract.

(VIII) If Borrower breaches the Contract and causes loss to Lender, he shall compensate the loss of Lender and other Borrowers shall bear joint liability for damages.

(IX) Charge 15.744% of balance of financing principal from Borrower as penalty.

(X) Before Borrower uses loan limit of current fund and single loan expires, compound interest shall be charged to unpaid interest on schedule according to settled loan interest rate; if sing loan is defaulted, unpaid interest and compound interest to loan principal and interest (including whole or partial loan principal and interest that become due in advance under declaration of Lender) shall be charged according to settled penalty interest rate and interest settlement way from the overdue day to the liquidation day of all debts. Overdue behavior of single loan means that Borrower breaches the provisions and fails to liquidate the loan or repays the loan late in the installment plan.

(XI) If Borrower fails to use financing in the ways specified above, interest and compound interest shall be charged to the part diverted by Borrower according to ruled penalty interest rate.

(XII) Other measures that Lender has the right to adopt.

Article 10  Preservation of Lender’s Rights

In the performance of the Contract, if Borrower’s late performance of the obligations or extension granted to Borrower for any breach or delay performance of the Contract, shall not be deemed as permit or approval from Lender to waive damage.

Article 11  Applicable Laws and Settlement of Contract Disputes

The Contract is applicable to laws of the People’s Republic of China.

Disputes arising from the performance of the Contract shall be settled via negotiation and mutual agreement; if negotiation fails, please adopt I  way to resolve;

I. Submit litigation to People’s Court where Lender is located;

II. Submit arbitration to arbitration committee (arbitration location is __/__) and carry out arbitration according to existing arbitration rules when arbitration application is made.

During litigation or arbitration period, clauses not related to the Contract or dispute shall be performed.

Article 12  Execution

The Contract shall become effective after execution and seal of legal representatives or authorized agent of Party A, Party B, Party C and Party D and the execution and seal (or special seal for contract) responsible person or authorized agent of Lender.

Article 13  Seal of Lender

Affirmation of Borrowers: after the Contract becomes effective, as for matters such as actual performance of the Contract (whole part or partial), urgent collection of the debts, litigation/arbitration and performance, Lender has the right to stamp its seal on relevant materials or vouchers, special seal for relevant businesses or contract.

Article 14  Others

I. Any modification or supplementation to the Contract shall be made in writing and constitute part of the Contract;

II. The Contract shall be in eight copies, four for Borrowers, two for Lender, respectively one for security persons in security contract, eight in total with same legal effect.

Article 15  Other Matters under the Rule

(I) Repayment method of Party A, Party C and Party D is monthly interest payment and principal repayment on schedule.
(II) The period for Party B’s current loan is one year.
(III) Party B’s repayment way is monthly interest repayment and principal of RMB150, 000 is repaid monthly since the seventh month after issuance. Balance shall be paid off once on due.
(IV) Full amount is paid with entrustment.

Article 16  Statement of Borrowers

Statement of all Borrowers to Lender:

I. Borrowers clearly know Lender’s business scope and limited authority.
II. Borrowers have read all clauses of the Contract. Upon Borrowers’ requests, Lender has made clarification to corresponding clauses of the Contract. Borrowers have fully understanding of the contractual clauses and corresponding legal effects and have no objections.

III. Borrowers have the authority to execute the Contract.

Borrowers:

Party A (full name): Shenzhen AIV Technologic Co., Ltd. (seal)
Legal representative or authorized signer (signature): /s/

October 17, 2011

Party B (full name): Shenzhen Hua Foil Gilding Craft Co., Ltd. (seal)
Legal representative or authorized signer (signature):  /s/

October 17, 2011

Party C (full name): Shenzhen SPA Moment Investment Development Co., Ltd.(seal)
Legal representative or authorized signer (signature): /s/

October 17, 2011
Party D (full name): Shenzhen Donxon Mobile Communications Technologies Company Ltd.
(seal)
Legal representative or authorized signer (signature): /s/

October 17, 2011
Lender: Shenzhen Branch of China Construction Bank Limited Liability Company
 (seal)
Responsible person or authorized signer (signature): /s/

October 17, 2011